                                                                   EXHIBIT 10.17

                              PARK PLAZA BUILDING
                                  OFFICE LEASE


         This Lease dated as of May 3, 1996, by and between THE THOMAS M. AND DOROTHY K. McMILLAN FAMILY TRUST, and OM INTERESTS, INC., a California corporation having an office at 4350 Executive Drive, Suite 300, San Diego, California, 92121, ("Landlord"), and CYPRESS BIOSCIENCE, INC., a Delaware corporation having an office at 4275 Executive Square, Suite 800, La Jolla, California 92037 ("Tenant").

I.       DEMISE OF PREMISES

         In consideration of the Rent and the covenants and agreements made herein, including the General Terms, Covenants and Conditions attached hereto and made a part hereof, Landlord leases to Tenant and Tenant accepts from Landlord the Premises (as outlined on the plan attached hereto as Exhibit A) located in the Building, together with the nonexclusive right to use, in common with Landlord and others, the following portions of the Building: the entrance foyer and lobby; the corridors and lavatories on the floor on which the Premises are situated; all exterior walkways, landscaping, and driveways; and the stairways, elevators, shipping and receiving areas (sometimes referred to as the "Common Areas").

II.      TERMS

         As used in this Lease, the following terms shall have the following meanings:

         A. Building: the building on the real property situated at 4350 Executive Drive, San Diego, California, 92121 (the "Land").

         B. Premises: that part of the Building outlined on Exhibit A, called Suite 325, on the third (3rd) floor of the Building, including all tenant improvements made by Landlord pursuant to the Work Letter attached hereto as Exhibit C. The Base Rent at the Commencement Date is based on the rate of $18.30 per rentable square foot per annum and 2,852 rentable square feet within the Premises. If the actual usable square feet within the Premises is more or less than 2,631 (to be computed after completion of the tenant improvements), the usable square feet, the rentable square feet (and any calculations based on the usable and rentable square feet), the Base Rent, Monthly Installments of Base Rent, and Tenant's Proportionate Share shall be increased or decreased accordingly, and the parties shall execute an amendment to this lease evidencing such changes.

         C. Building Manager: OliverMcMillan Management Services Inc., or such other person as Landlord may designate.

         D.      Commencement Date: July 1, 1996

         E. Termination Date: Sixty (60) months following the Commencement Date unless sooner terminated as provided in this Lease.


         F. Term: a period commencing on the Commencement Date and expiring at midnight on the Termination Date, unless extended as provided in this Lease.

         G. Base Rent: $52,191.60 per annum. [SEE RIDER THREE FOR ADDITIONAL PROVISIONS.]

         H.      Monthly Installments of Base Rent: $4,349.30

         I.      Tenant's Proportionate Share:     4.316   percent.

         J.      Base Year: The calendar year Not Applicable.

         K.      Security Deposit: $4,349.30 SEE RIDER THREE FOR ADDITIONAL
                 PROVISIONS.

         L. Landlord's Mailing Address: 4350 Executive Drive, Suite 300, San Diego, California 92121.

         Tenant's Mailing Address: Prior to the Commencement Date: 4275 Executive Square, Suite 800, La Jolla, California 92037; Following the Commencement Date: 4350 Executive Drive, Suite 325, San Diego, California, 92121.

         M. Normal Business Hours: the hours from 8:00 a.m. to 6:00 p.m. Monday through Friday and 9:00 a.m. to 1:00 p.m. on Saturday, except recognized holidays.

         N.      State: The State of California.

         O. Parking Spaces: Tenant shall be entitled to the non-exclusive use in common with Landlord and others of a maximum of twelve (12) parking spaces in the parking area located on the Land (the "Parking Spaces"). [SEE RIDER THREE FOR ADDITIONAL PROVISIONS.]

         P.      CPI: Not applicable.

         Q. Broker: Business Real Estate/New America Network and Biotech Realty Partnerships. [SEE SECTION 24 OF THE GENERAL TERMS, COVENANTS, AND CONDITIONS FOR ADDITIONAL PROVISIONS.]

         R.      Permitted Use (if other than or in addition to general office
purposes):     None

         S. Tenant's Representatives: Tenant's employees, agents, contractors, subcontractors, and licensees.

III.     EXHIBITS AND RIDERS

         The exhibits and riders listed below are incorporated in this Lease and are to be construed as part hereof:

         A.       "A"      -       Space Plan showing the Premises as currently
                                   improved.
         B.       "B"      -       Plan showing the Footprint of the Premises.
         C.       "C"      -       Work Letter.
         D.       "D"      -       Rules and Regulations.
         E.       "E"      -       Guaranty (if applicable).
         F.       "F"      -       Hazardous Materials and Air Pollution
                                   Control Questionnaires
         G.       Riders           (If Applicable).

         RIDER ONE         -       Not Applicable
         RIDER TWO         -       Not Applicable
         RIDER THREE       -       Additional Provisions

In witness whereof, Landlord and Tenant have executed or caused to be executed this Lease as of the date first written above.



LANDLORD:                                   TENANT:

OLIVERMcMILLAN MANAGEMENT SERVICES,         CYPRESS BIOSCIENCE, INC., a Delaware
INC., a California corporation              corporation
Managing Agent

                                            By:   SUSAN E. FEINER
                                               ------------------------------
By:                                         Its:  Secretary
   ------------------------------               ------------------------------
                                            Dated: June 14, 1996
                                                  ------------------------------
Date:
     ------------------------------

                              PARK PLAZA BUILDING
                             RIDER ONE (BASE YEAR)



                           To Lease dated May 3, 1996

Between THE THOMAS M. AND DOROTHY K. McMILLAN FAMILY TRUST, and OM INTERESTS, INC. (Landlord) and CYPRESS BIOSCIENCE, INC. (Tenant).

INTENTIONALLY DELETED

                              PARK PLAZA BUILDING
                                RIDER TWO (CPI)



                           To Lease dated May 3, 1996

Between THE THOMAS M. AND DOROTHY K. McMILLAN FAMILY TRUST, and OM INTERESTS, INC. (Landlord) and CYPRESS BIOSCIENCE, INC. (Tenant).

INTENTIONALLY DELETED

                              PARK PLAZA BUILDING
                      RIDER THREE (ADDITIONAL PROVISIONS)


                          To Lease dated May 3, 1996

Between THE THOMAS M. AND DOROTHY K. McMILLAN FAMILY TRUST, and OM INTERESTS, INC. (Landlord) and CYPRESS BIOSCIENCE, INC. (Tenant).


         The parties agree as hereinafter set forth. The section numbers below are consistent with the section numbers of the Lease.

         II.B.   At the end of this section add: "Tenant is hereby granted a right of first offer to lease the contiguous office space located adjacent to the Premises (the "Right of First Offer to Lease Space"), as follows: Landlord and Tenant hereby agree that whenever Landlord either (i) markets or intends to market the Right of First Offer to Lease Space, or (ii) receives an offer from a third party to rent the Right of First Offer to Lease Space, the terms of which offer are either acceptable to Landlord or sufficiently acceptable that Landlord would enter into negotiations with said offeror, Landlord will so notify Tenant in writing, and Tenant will have five (5) business days to exercise this right of first offer to lease. Landlord's written notification to Tenant shall include all economic terms ("Rental Terms") upon which it would be willing to lease the Right of First Offer to Lease Space to Tenant. If within five (5) business days after receipt of Landlord's notice, Tenant agrees in writing to lease the Right of First Offer to Lease Space for a term not to exceed the remaining Term of this Lease at the Rental Terms, Landlord and Tenant will execute a Lease for the Right of First Offer to Lease Space within ten (10) business days after Landlord's receipt of Tenant's notice of intent to lease on all the same terms as this Lease except for the Rental Terms. If Tenant does not deliver its notice of intent to lease the Right of First Offer to Lease Space offered in Landlord's notice within such 5 business day period, or if Landlord and Tenant do not enter into a fully executed lease for the Right of First Offer to Lease Space within such ten (10) day period, then, this right of first offer to lease the Right of First Offer to Lease Space or any portion thereof will lapse and will be of no further force and effect and Landlord will have the right to lease the Right of First Offer to Lease Space to a third party on the same or any other terms and conditions, whether or not such terms and conditions are more or less favorable than those offered to Tenant. This right of first offer to lease the Right of First Offer to Lease Space is personal to Cypress Bioscience, Inc. and is non-transferrable."

         II.K.   At the end of this Section add: "In addition to the Security
Deposit, Tenant shall, concurrent with its execution of this Lease, deliver to Landlord, as security for the prompt, timely and faithful performance by Tenant of each and every one of Tenant's obligations under this Lease, at Tenant's option, either an immediately effective, irrevocable, standby letter of credit (the "Security Letter of Credit") in the face amount of $35,000.00, or a certificate of deposit in such amount (the "Security CD").

         The Security Letter of Credit shall (i) be issued by a bank reasonably acceptable to Landlord, (ii) contain such bank's undertaking in the amount required by this Section II.K, (iii) be transferrable and assignable to an assignee or mortgagee of Landlord's interest under this Lease, (iv) be payable, in whole or in part, upon Landlord's presentation to the issuing bank of a statement that Tenant is in default pursuant to the terms of this Lease, together with a draft or other document in the amount therein stated to be due for Rent or any other amount due to Landlord from Tenant pursuant to this Lease, (v) have a date of expiry no earlier than the third (3rd) anniversary of the Commencement Date, and (vi) be issued in form and substance satisfactory to Landlord. In the event of a default by Tenant prior to the third (3rd) anniversary of the Commencement Date, Landlord shall have the right to apply the Security Letter of Credit in the same fashion as the Security Deposit.

       The Security CD shall (i) be issued by a bank acceptable to Landlord,
(ii) be issued to Landlord, as the owner thereof, (iii) be transferrable and assignable to an assignee or mortgagee of Landlord's interest under this Lease, and (iv) be issued in form and substance satisfactory to Landlord. Provided that Tenant is not then in default of any of its material obligations pursuant to the terms of this Lease, the Security CD together with any and all interest accrued thereon shall be returned to Tenant on the third (3rd) anniversary of the Commencement Date. In the event of a default by Tenant prior to the third
(3rd) anniversary of the Commencement Date, Landlord shall have the right to apply the Security CD in the same fashion as the Security Deposit.

         II.O.   At the end of this Section add: "The Parking Spaces shall be available to Tenant during the Term at no charge to Tenant, subject to the terms of Section 36 of the General Terms, Covenants, and Conditions of this Lease relating to the sums required to be paid to the Environmental Protection Agency or other governmental authority."

                              PARK PLAZA BUILDING
                    GENERAL TERMS, COVENANTS AND CONDITIONS

                                     INDEX


                 SECTION
                 1.            Change in Commencement of Term ..................................   1
                 2.            Rent ............................................................   2
                 3.            Late Payments ...................................................   2
                 4.            Use of the Premises .............................................   2
                 5.            Services ........................................................   4
                 6.            Condition of the Premises .......................................   5
                 7.            Repairs and Maintenance .........................................   6
                 8.            Alterations .....................................................   6
                 9.            Tenant's Property and Leasehold Improvements ....................   7
                 10.           Rules and Regulations ...........................................   7
                 11.           Certain Rights Reserved to the Landlord .........................   7
                 12.           Assignment and Subletting .......................................   8
                 13.           Holding Over ....................................................  10
                 14.           Surrender of the Premises .......................................  10
                 15.           Destruction or Damage ...........................................  10
                 17.           Indemnification .................................................  12
                 18.           Tenant's Insurance ..............................................  12
                 19.           Subordination and Attornment ....................................  13
                 20.           Estoppel Certificate ............................................  14
                 21.           Transfer of Landlord's Interest .................................  14
                 22.           Default .........................................................  14
                 23.           Bankruptcy ......................................................  15
                 24.           Brokerage Fees ..................................................  16
                 25.           Notices .........................................................  16
                 26.           Government Energy or Utility Controls ...........................  16
                 27.           Security Deposit ................................................  16
                 28.           Relocation of Premises ..........................................  17
                 29.           Quiet Enjoyment .................................................  17
                 30.           Observance of Law ...............................................  17
                 31.           Force Majeure ...................................................  18
                 32.           Curing Tenant's Default; Additional Rent ........................  18
                 33.           Limitation of Landlord's Liability ..............................  18
                 34.           Shoring .........................................................  18
                 35.           Sign Control ....................................................  19
                 36.           Parking .........................................................  19
                 37.           Warranty of Authority ...........................................  20
                 38.           Miscellaneous ...................................................  20

                              PARK PLAZA BUILDING
                    GENERAL TERMS, COVENANTS AND CONDITIONS


1.       CHANGE IN COMMENCEMENT OF TERM

         (a) Landlord and Tenant hereby acknowledge and agree that the Commencement Date set forth in Section II.D. of the Lease is an estimate by Landlord of the date Landlord shall substantially complete (as defined in subparagraph (d) below) the Premises. In the event the Premises are not substantially completed on said date in Section II.D. or in the event the Premises are substantially completed prior or following said date in Section II.D., the Commencement Date set forth in Section II.D. shall be revised in accordance with the provisions of this Section 1.

         (b) If Landlord is unable to deliver possession of the Premises to Tenant on the Commencement Date because the Premises are not substantially completed, or for any other reason, this Lease shall continue in effect and Landlord shall not be liable to Tenant or any third party for such inability; provided, however, the Commencement Date shall be changed to reflect the earlier of (i) the date Tenant actually takes possession of the Premises or any portion thereof, or (ii) that date which is five (5) days after Landlord gives Tenant notice that the Premises are substantially complete. Notwithstanding the foregoing, in the event substantial completion does not occur on or before the date set forth in Section II.D. of this Lease due to a Tenant Delay (as hereinafter defined), the Commencement Date shall remain that date Landlord would have substantially completed the Premises but for said Tenant Delay(s). Unless due to a Tenant Delay, if substantial completion does not occur within one hundred fifty (150) days after the Commencement Date, Tenant shall have the right to terminate this Lease by notice to Landlord given within ten (10) business days of the end of said 150-day period, even if such delay is due to an event of force majeure (as defined in Section 31 of this Lease).

         (c) If Landlord gives Tenant permission to enter into possession of the Premises prior to the Commencement Date for the sole purpose of performing work within the Premises and not for the purpose of occupying the Premises, such possession shall be deemed to be upon all the terms, covenants, conditions and provisions of this Lease, excluding payment of the Rent.

         (d) Subject to the provisions of Section 1 (e) below, the Premises shall be deemed substantially completed and ready for occupancy upon the issuance of a certificate of substantial completion by Landlord's architect or of a Building Inspection Card executed by the local building authority, notwithstanding that minor or insubstantial details of construction, mechanical adjustment or decoration which do not materially interfere with Tenant's use of the Premises remain to be performed.

         (e) Notwithstanding anything to the contrary in Section 1(d) above, if the substantial completion of the Premises by Landlord is delayed due to any act or omission of Tenant or Tenant's Representatives, including any delays by Tenant in the submission of plans, drawings, specifications or other information or in approving any working drawings or estimates or in giving any authorization or approval (a "Tenant Delay," as further defined in Paragraph 8 of Exhibit C of this Lease), the Commencement Date (and the commencement of Tenant's obligation to pay Rent) shall be accelerated by the number of days of such delay and the Premises shall be deemed substantially completed on the date when they would have been ready but for such delay.

         (f) In the event substantial completion of the Premises is estimated by Landlord to occur prior to the Commencement Date set forth in
Section II.D. of the Lease, Landlord shall provide Tenant with ten (10) business days' prior written notice of the same. Said notice by Landlord shall set forth the new estimated Commencement Date and date a "walk through" shall be performed by Landlord, Tenant, and the Contractor pursuant to paragraph 10(a) of Exhibit C of the Lease.

         (g) The date upon which the Term of this Lease commences pursuant to the foregoing provisions shall be the Commencement Date, and if such date is other than the date set forth in Section II.D of this Lease, Landlord and Tenant shall execute an amendment to this Lease setting forth the Commencement Date determined in accordance with this Section 1.

2.       RENT

         (a) Tenant shall pay Monthly Installments of Base Rent in advance on the first (1st) day of each month of the Term. If the Term shall commence and end on a day other than the first day of a month, the Monthly Installments of Base Rent for the first and last partial month shall be prorated on a per diem basis. Upon the execution of this Lease, Tenant shall pay one (1) Monthly Installment of Base Rent for the first month of the Term and a prorated Monthly Installment of Base Rent for any partial month which may precede it.

         (b) All costs and expenses which Tenant assumes or agrees to pay and any other sum payable by Tenant pursuant to this Lease shall be deemed additional rent (together with Base Rent sometimes referred to as the "Rent"). The Rent shall be paid in lawful money of the United States of America to the Building Manager or to such other person or at such other place as Landlord may from time to time designate in writing, without any prior notice or demand therefor and without deduction or offset.

3.       LATE PAYMENTS

         If, on more than one (1) occasion, any part of the Rent is not paid within ten (10) days after it is due, then on the third (3rd) such occasion, and on each occasion thereafter, Tenant shall pay Landlord the greater of: (a) a late charge of five percent (5%) of the amount due and (b) interest at the highest rate permitted by law on the amount due from its due date until paid. This late payment charge is intended to compensate Landlord for its administrative costs resulting from Tenant's failure to pay the Rent as set forth herein, and has been agreed upon by Landlord and Tenant, after negotiation, as a reasonable estimate of the additional administrative costs which will be incurred by Landlord as a result of such failure. The actual costs of each instance is extremely difficult, if not impossible, to determine. The payment of this late payment charge will not constitute a waiver by Landlord of any default by Tenant under this Lease.

4.     USE OF THE PREMISES

       (a) Tenant shall use the Premises only for general office purposes and the Permitted Use (if any); all other uses or purposes are strictly prohibited. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy, the Premises or do or permit anything to be done in the Premises which: (a) causes or is liable to cause injury to persons, to the Building or its equipment, facilities or systems; (b) impairs or tends to impair the proper and economic maintenance, operation and repair of the Building or its equipment, facilities or systems; (c) annoys or inconveniences or tends to annoy or inconvenience other tenants or occupants of the Building; or, (d) impairs the appearance of the Building. In addition, Tenant shall not permit any of its employees, agents, or contractors to smoke, or allow the smoking of, any substances anywhere in the restrooms, hallways, or stairwells located throughout the Building.

       (b) Tenant shall at all times and in all respects comply with all federal, state and local laws, ordinances and regulations ("Hazardous Materials Laws") relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, disposal or transportation of any oil, flammable explosives, asbestos, urea formaldehyde, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including, without limitation, any "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under any such laws, ordinances or regulations (collectively, "Hazardous Materials").

                 Tenant shall at its own expense procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant's use of the Premises. Tenant shall cause any and all Hazardous Materials removed from the Premises to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes. Tenant shall in all respects handle, treat, deal with and manage any and all Hazardous Materials in, on, under, or about the Premises in total conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding management of such Hazardous Materials. Upon expiration or earlier termination of the term of the Lease, Tenant shall cause all Hazardous Materials to be removed from the Premises and transported for use, storage or disposal in accordance and compliance with all applicable Hazardous Materials Laws. Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in or about the Premises or the Project, nor enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Premises, or Project, without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interest with respect thereto.

                 Tenant shall immediately notify Landlord in writing of: (i) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws;
(ii) any claim made or threatened by any person against Tenant or the Premises relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in or removed from the Premises, including any complaints, notices, warnings or asserted violations in connection therewith. Tenant shall also supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises or Tenant's use thereof. Tenant shall promptly deliver to Landlord copies of hazardous waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Premises.

                 Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord), protect, and hold Landlord, and each of Landlord's partners, employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorneys' fees) or death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by (i) the presence in, on, under or about the Premises or discharge in or from the Premises of any Hazardous Materials as a result of Tenant's acts, or Tenant's use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises, or (ii) Tenant's failure to comply with any Hazardous Materials Law. Tenant's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup or detoxification or decontamination of the Premises or the Building, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration or earlier termination of the term of the Lease. For purposes of the release and indemnity provisions hereof, any acts or omissions of Tenant, or by employees, agents, assignees, contractors or subcontractors of Tenant or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant.

                 If at any time it reasonably appears to Landlord that Tenant is not maintaining sufficient insurance or other means of financial capacity to enable Tenant to fulfill its obligations to Landlord hereunder, whether or not then accrued, liquidated, conditional or contingent, Tenant shall procure and thereafter maintain in full force and effect such insurance or other form of financial assurance, with or from companies or persons and in forms reasonably acceptable to Landlord, as Landlord may from time to time reasonably request.

                 Landlord represents and warrants to Tenant that, to Landlord's knowledge, no Hazardous Materials have been used in connection with, or are located in, on or under the Premises, except as permitted by and in accordance with Hazardous Materials Laws. Landlord shall indemnify, defend (by counsel reasonably acceptable to Tenant), protect, and hold Tenant, and each of Tenant's partners, employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses or expenses (including attorneys' fees) or death of or injury to any person or damage to any property whatsoever, arising from or caused in whole or in part, directly or indirectly, by Landlord's failure to comply with any Hazardous Materials Law. Landlord's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup or detoxification or decontamination of the Premises or the Building, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration or earlier termination of the term of the Lease. For purposes of the release and indemnity provisions hereof, any acts or omissions of Landlord, or by employees, agents, assignees, contractors or subcontractors of Landlord or others acting for or on behalf of Landlord (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Landlord. Notwithstanding the foregoing, Landlord's obligation to indemnify Tenant pursuant to this Section 4 shall not extend to any act or failure to act of Tenant or other tenants of the Building.

5.       SERVICES

         (a) Climate Control: Landlord shall provide climate control to the Premises during Normal Business Hours as required in Landlord's reasonable judgment for the comfortable use and occupation of the Premises. If Tenant requires climate control at any other time, Landlord shall use reasonable efforts to furnish such service upon reasonable notice from Tenant, and Tenant shall pay Landlord the sum of $25.00 per hour, or such other rate as is comparable in the La Jolla Village Drive office sub-market, on demand.

         Use of the Premises or any part thereof in a manner exceeding the heating, ventilating or air-conditioning design conditions (including occupancy and connected electrical load), including rearrangement of partitioning which interferes with normal operation of the heating, ventilating or air conditioning in the Premises, or the use of computer or data processing machines or other machines or equipment, may require changes in the heating, ventilating, air-conditioning or plumbing systems or controls servicing the Premises or portions thereof, in order to provide comfortable occupancy. Any such required change shall be made by Landlord at Tenant's expense as alterations in accordance with the provisions of Section 8, but only to the extent permitted and upon the conditions set forth in that Section.

         (b) Elevator Service: If the Building is equipped with elevators, Landlord shall furnish elevator service during Normal Business Hours to be used by Tenant in common with others. At least one elevator shall remain in service during all other hours. Landlord may designate a specific elevator for use as a service elevator.

         (c) Janitorial Services: Landlord shall provide janitorial and cleaning services to the Premises Monday through Friday, except recognized holidays; however, Tenant shall pay to Landlord on demand the costs incurred by Landlord for (i) extra cleaning in the Premises required because of (A) misuse or neglect on the part of Tenant or Tenant's representatives, (B) the use of portions of the Premises for special purposes requiring greater or more difficult cleaning work than office areas, (C) interior glass partitions or unusual quantities of interior glass surfaces and (D) non-building standard materials or finishes installed by Tenant or at its request. Additionally, Tenant shall pay to Landlord on demand the costs incurred by Landlord for removal from the Premises of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in general office occupancy or at times other than Landlord's standard cleaning times.

         (d) Water and Electricity: (i) Landlord shall make available domestic water in reasonable quantities to the Common Areas (and to the Premises if so designated in Exhibit C) and cause electric service to be supplied for lighting the Premises, for the operation of ordinary office equipment, and as required in the Tenant's Working Drawings described in Exhibit C. "Ordinary office equipment" shall mean office equipment wired for 120 volt electric service and rated and using less than 6 amperes or 750 watts of electric current. (ii) Landlord shall replace, at Landlord's cost, all Building Standard (as that term is defined in Schedule 1 attached hereto) lamps, fluorescent tubes and lamp ballasts in the Premises and Tenant shall replace, at Tenant's cost, all non-Building Standard lamps, fluorescent tubes and lamp ballasts in the Premises. Landlord may adopt a system of relamping and ballast replacement periodically on a group basis in accordance with good management practice. (iii) Tenant's use of electric energy in the Premises shall not at any time exceed the capacity of any of the risers, piping, electrical conductors and other equipment in or serving the Premises. In order to insure that such capacity is not exceeded and to avert any possible adverse effect upon the Building's electric system, Tenant shall not, without Landlord's prior written consent in each instance, connect appliances or heavy duty equipment, other than ordinary office equipment, to the Building's electric system or make any alteration or addition to the Building's electric system. Should Landlord grant such consent, all additional risers, piping and electrical conductors or other equipment therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant within ten (10) days of Landlord's demand therefor. As a condition to granting such consent, Landlord may require Tenant to agree to an increase in Base Rent by the expected cost to Landlord of such additional service, that is, the cost of the additional electric energy to be made available to Tenant based upon the estimated additional capacity of such additional risers, piping and electrical conductors or other equipment.
If Landlord and Tenant cannot agree thereon, such cost shall be determined by an independent electrical engineer, to be selected by Landlord and paid equally by both parties.

         (e) Landlord may install separate meters for the Premises to register the usage of all or any one of the utilities and in such event Tenant shall pay for the cost of electricity usage as metered which is in excess of that usage reasonably anticipated by Landlord.

         (f) Landlord does not warrant that any of the services referred to above, or any other services which Landlord may supply, will be free from interruption, and Tenant acknowledges that any one or more such services may be suspended by reason of accident, repairs, inspections, alterations or improvements necessary to be made, or by strikes or lockouts, or by reason of operation of law, or causes beyond the reasonable control of Landlord. Any interruption or discontinuance of service shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises, or any part thereof, nor render Landlord liable to Tenant for damages by abatement of the Rent or otherwise, nor relieve Tenant from performance of Tenant's obligations under this Lease. Landlord shall, however, exercise reasonable diligence to restore any service so interrupted.

6.       CONDITION OF THE PREMISES

         Tenant's taking possession of the Premises shall be conclusive evidence that the Premises were in good order, condition and repair when Tenant took possession, except for such matters of which Tenant gives Landlord notice on or before the Commencement Date, and further subject to Landlord's warranties set forth herein. No promise of Landlord to alter, remodel, repair or improve the Premises, the Building or the Land and no representation, either expressed or implied, respecting any matter or thing relating to the Building, the Land or this Lease (including the condition of the Premises or the Building) has been made by Landlord to Tenant, other than as may be contained herein or in a separate Exhibit signed by Landlord and Tenant. Tenant's execution of this Lease shall constitute specific acknowledgment and acceptance of the various start-up inconveniences that may be associated with the use of the Building Common Areas such as certain construction obstacles including scaffolding; delays in the use of the freight elevator service; certain elevators not being available to Tenant; the passage of work crews using elevators; uneven air conditioning services; and other typical conditions incident to installation of tenant improvements within the Building.

7.       REPAIRS AND MAINTENANCE

         (a) Tenant shall keep the Premises, including the Leasehold Improvements and Tenant's Property, neat, clean and in good order and condition. Tenant shall give Landlord prompt notice of any damage to or defective condition in any part or appurtenance of the Premises, the Leasehold Improvements, or the Building (including mechanical, electrical, plumbing, heating, ventilating, air conditioning and other equipment facilities and systems located within or serving the Building, hereinafter the "Building Systems"). Tenant shall be responsible for all repairs, replacements and alterations in and to the Premises, the Leasehold Improvements, and Tenant's Property and for all repairs, replacements and alterations in and to the Building and the Building Systems, the need for which arises out of: (i) Tenant's use or occupancy of the Premises; (ii) the installation or use of Tenant's Property in the Premises; (iii) the moving of Tenant's Property into or out of the Building; or, (iv) any other act or omission of Tenant or Tenant's Representatives; provided, however, that such repairs, replacements or alterations (other than to Tenant's Property) shall be made by Landlord and Tenant shall pay Landlord within ten (10) days of demand the cost therefor plus fifteen percent (15%) for Landlord's overhead and profit. Landlord may, before commencing any such work or at any time thereafter, require Tenant to furnish to Landlord such security in form (including a bond issued by a surety satisfactory to Landlord) and amount as Landlord shall deem necessary.

         (b) Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry.

         (C) Tenant shall not install business machines or mechanical equipment which cause noise or vibration that may be transmitted to the structure of the Building.

         (d) Landlord (except as provided in Section 7(a)) shall, at Landlord's expense, repair, replace and maintain the external and structural parts of the Building which do not constitute a part of the Premises and are not leased to others, and shall perform such repairs, replacements and maintenance with reasonable dispatch, in a good and workmanlike manner.

         (e) Except as provided herein, Landlord shall have no liability to Tenant nor shall Tenant's covenants and obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenant's lease or required by law to make in or to any portion of the Premises, the Building or the Building Systems. Landlord shall nevertheless use its best efforts to minimize any interference with Tenant's business in the Premises.

8.       ALTERATIONS

         (a) Tenant shall not make any alteration in or to the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. If alterations requested by Tenant are made by Landlord, Tenant shall pay Landlord within ten (10) days of demand the cost therefor plus fifteen percent (15%) for Landlord's overhead and profit. If Landlord gives its consent to the making of alterations by Tenant, all such work shall be done in accordance with such requirements and upon such conditions as Landlord, in its reasonable discretion, may impose. Any review or approval by Landlord of any plans or specifications with respect to any alteration is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or otherwise.

         (b) Tenant shall defend, indemnify and save harmless Landlord from and against any and all mechanics' and other liens and encumbrances filed by any person claiming through or under Tenant, including security interests in any materials, fixtures, equipment or any other improvements or appurtenances installed in and constituting part of the Premises and against all costs, expenses and liabilities (including reasonable attorneys' fees) incurred in connection with any such lien or encumbrance or any action or proceeding brought thereon. Tenant at its expense shall procure the satisfaction or discharge of record of, or bond around, all such liens and encumbrances within twenty (20) days after the filing thereof.

9.       TENANT'S PROPERTY AND LEASEHOLD IMPROVEMENTS

         (a) All fixtures, equipment, improvements and appurtenances attached to or built into the Premises, whether or not by or at the expense of Tenant, and any carpeting or other personal property in the Premises on the Commencement Date installed by Landlord (collectively hereinafter "Leasehold Improvements"): (i) shall be and remain a part of the Premises; (ii) shall be deemed the property of Landlord; and, (iii) shall not be removed by Tenant.

         (b) All movable partitions, other business and trade fixtures, furnishings, furniture, machinery and equipment, communications equipment, and other personal property located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without damage to the Building (collectively sometimes hereinafter called "Tenant's Property"), shall be and shall remain the property of Tenant and, except as otherwise prohibited by this Lease, may be removed by it at any time during the Term; provided that, if any of Tenant's Property is removed, Tenant shall pay the cost of repairing any damage to the Premises or to the Building resulting from such removal in accordance with Section 7(a).

10.      RULES AND REGULATIONS

         Tenant shall comply with (and cause Tenant's Representatives to comply with) the rules and regulations attached hereto as Exhibit D and with such reasonable modifications thereof and additions thereto as Landlord may from time to time make; provided, however, in no event shall such rules or regulations contradict or abrogate any right or privilege herein expressly granted to Tenant in this Lease. Landlord shall not be responsible for the violation by anyone of any of said rules and regulations, but agrees to take reasonable steps to ensure compliance by other tenants.

11.      CERTAIN RIGHTS RESERVED TO THE LANDLORD

         Landlord reserves the following rights, exercisable without liability to Tenant for damage or injury to property, person or business and without effecting an eviction, constructive or actual, or disturbance of Tenant's use or possession or giving rise to any claim:

         (a) To name the Building and/or Project and to change the name or street address of the Building and/or Project;

         (b) To install and maintain all signs on the exterior and interior of the Building and otherwise within the Project;

         (c) To designate all sources furnishing sign painting and lettering;

         (d) During the last 90 days of the Term, if Tenant has vacated the Premises, to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy, without affecting Tenant's obligation to pay Rent for the Premises;

         (e) To have pass keys to the Premises and all doors therein, excluding Tenant's vaults and safes;

         (f) On reasonable prior notice to Tenant, during normal business hours, to exhibit the Premises to any prospective purchaser, mortgagee, or assignee of any mortgage on the Building, Project or Land and to others having an interest therein at any time during the Term, and to prospective tenants during the last six months of the Term;

         (g) To take any and all measures, including entering the Premises for the purpose of making inspections, repairs, alterations, additions and improvements to the Premises or to the Building (including for the purpose of checking, calibrating, adjusting and balancing controls and other parts of the Building Systems), as may be necessary or desirable for the operation, improvement, safety, protection or preservation of the Premises or the Building, or in order to comply with all laws, orders and requirements of governmental or other authority, or as may otherwise be permitted or required by this Lease; provided, however, that Landlord shall use its best efforts (except in an emergency) to minimize interference with Tenant's business in the Premises;

         (h) To construct and/or relocate various facilities within the Building and on the Land if Landlord shall determine such relocation to be in the best interest of the development of the Building, Land or Project, provided that such construction and/or relocation shall not materially restrict access to, or use of, the Premises or parking areas; and

         (i) To install vending machines of all kinds in the Premises and the Building and to receive all of the revenue derived therefrom, provided, however, that no vending machines shall be installed by Landlord in the Premises unless Tenant so requests.

12.      ASSIGNMENT AND SUBLETTING

         (a)     (i)      Tenant acknowledges that the economic concessions and
rental rates set forth in this Lease were negotiated by Landlord and Tenant in consideration of, and would not have been granted by Landlord but for, the specific nature of the leasehold interest granted to Tenant hereunder, as such interest is limited and defined by various provisions throughout this Lease, including, but not limited to, the provisions of this Article 12 which define and limit the transferability of such leasehold interest. Prior to taking occupancy of the Premises, Tenant shall not assign, mortgage, or encumber this Lease, nor sublet, suffer, or permit the Premises or any part thereof to be used by others. Thereafter, Tenant shall not assign, mortgage or encumber this Lease, nor sublet, suffer or permit the Premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance, which, with respect to any assignment or subletting, shall not be unreasonably withheld. By way of example and without limitation, the parties agree it shall be reasonable for Landlord to take into consideration the following: (1) whether the proposed use within the Premises conflicts with the use provision set forth herein and proposes no greater burden on Common Area facilities or utilities or parking; (2) whether the proposed use within the Premises requires substantial alterations to the Premises, shall cause greater amounts of noise or disturbances, or presents a greater hazard for hazardous waste liability;
(3) whether the business reputation, experience, and character of the proposed transferee is sufficient for it to operate a business of the type and quality permitted under this Lease; (4) whether the net worth and the probable future net worth of the proposed transferee is sufficient to operate said business on the Premises and to carry out all of its obligations under this Lease; (5) whether the proposed transferee has been involved in bona fide negotiations with Landlord for space in the Building within the preceding six (6) months; and (6) whether the proposed transferee is a current or past occupant of the Building.

                             If Tenant desires at any time to enter into
assignment or subletting of the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord
(a) the name of the proposed transferee; (b) the nature of the proposed transferee's business to be carried on within the Premises; (c) the terms and provisions of the proposed transfer; and (d) such information required by Landlord to make the aforestated determinations with respect to any proposed transferee. If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant without Landlord's prior written consent, Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance of its covenants herein contained. The consent by Landlord to an assignment or subletting shall not be construed to relieve Tenant from obtaining Landlord's written consent to any further assignment or subletting.

                 (ii) For the purposes of this Lease, an "assignment" shall be deemed to include, but shall not be limited to, the following: if Tenant is a partnership, a withdrawal or change (voluntary, involuntary, by operation of law or otherwise) of any of the partners thereof, or the dissolution of the partnership; or, if Tenant consists of more than one person, a purported assignment, transfer, mortgage or encumbrance (voluntary, involuntary, by operation of law or otherwise) from one thereof unto the other or others thereof; or, if Tenant is a corporation, any dissolution of Tenant, or any change in the ownership (voluntary, involuntary, by operation of law, creation of new stock or otherwise) of fifty percent (50%) or more of its capital stock from the ownership existing on the date of execution hereof in one transaction; or, the sale of fifty percent (50%) of the value of the assets of Tenant's parent.

                 (iii) Notwithstanding the foregoing, without Landlord's consent but upon ten (10) days notice to Landlord, this Lease may be assigned, or the Premises may be sublet, to any corporation which is a parent, subsidiary or affiliate of Tenant. For the purposes of this Section a "parent" shall mean a corporation which owns not less than seventy percent (70%) of the outstanding stock of Tenant, a "subsidiary" shall mean any corporation not less than seventy percent (70%) of whose outstanding stock shall be owned by Tenant, and an "affiliate" shall mean any corporation not less than seventy percent (70%) of whose outstanding stock shall be owned by Tenant's parent.

         (b)     Intentionally deleted.

         (C) If Landlord rejects or is deemed to have rejected Tenant's offer of reconveyance and if Landlord gives its consent to any assignment of this Lease or to any sublease, Tenant shall in consideration therefor, pay to Landlord, as additional rent:

                 (i) in the case of an assignment, an amount equal to fifty percent (50%) of all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including any sums paid for the sale, rental or use of Tenant's Property in excess of the then unamortized value of Tenant's Property as reflected in Tenant's federal income tax returns) less the cost of re-modeling and reasonable brokerage commissions and legal fees, if any, actually paid by Tenant in connection with such assignment; and

                 (ii) in the case of a sublease, fifty percent (50%) of any rents, additional charges or other consideration payable under the sublease to Tenant by the subtenant (including any sums paid for the sale, rental or use of Tenant's Property in excess of the then unamortized value of Tenant's Property as reflected in Tenant's federal income tax returns) which are in excess of the Rent during the term of the sublease in respect of the subleased space, less the cost of re-modeling and reasonable brokerage commissions and legal fees, if any, actually paid by Tenant in connection with such subletting.

                 The sums payable hereunder shall be paid to Landlord as and when payable by the assignee or subtenant to Tenant.

         (d) Tenant shall reimburse Landlord on demand for any reasonable costs that Landlord may incur in connection with said assignment or sublease, including the reasonable costs of investigating the acceptability of the proposed assignee or subtenant, and reasonable legal costs incurred in connection with the granting of any requested consent, not to exceed five hundred dollars ($500.00).

         (e) No assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee).

13.      HOLDING OVER

         If Tenant retains possession of the Premises or any part thereof after the Termination Date, Tenant's occupancy of the Premises shall be as a tenant at will, terminable at any time by Landlord. Tenant shall pay Landlord rent as follows:

         (i) for the first (1st) two (2) months that Tenant remains in possession at the rate of one hundred twenty-five percent (125%) of the total amount of the Rent payable hereunder for the month immediately preceding the Termination Date;

         (ii) for the third (3rd) month that Tenant remains in possession at the rate of one hundred fifty percent (150%) of the total amount of the Rent payable hereunder for the month immediately preceding the Termination Date; and

         (iii) thereafter, at the rate of two hundred percent (200%) of the total amount of the Rent payable hereunder for the month immediately preceding the Termination Date.

The provisions of this Section do not exclude Landlord's rights of re-entry or any other right hereunder.

14.      SURRENDER OF THE PREMISES

         (a) Tenant, on the Termination Date, shall peaceably surrender the Premises, including the Leasehold Improvements, in broom-clean condition and otherwise in as good condition as when Tenant took possession, except for: (i) reasonable wear and tear subsequent to the last repair, replacement, restoration, alteration or renewal required by this Lease; (ii) loss by fire or other casualty, and (iii) loss by condemnation. Tenant shall, on Landlord's request, remove Tenant's Property on or before the Termination Date and pay the cost of repairing all damage to the Premises or the Building caused by such removal in accordance with Section 7(a).

         (b) If Tenant abandons or surrenders the Premises, or is dispossessed by process of law, or otherwise, any of Tenant's Property (except money, securities and other like valuables) left on the Premises shall be deemed abandoned; and, at Landlord's option, title shall pass to Landlord under this Lease as by a bill of sale, or, if Landlord elects to remove all or any part of such Tenant's Property, the cost of such removal, including repairing any damage to the Premises or Building caused by such removal, shall be paid by Tenant within ten (10) days of Landlord's demand therefor; this obligation shall survive the termination of this Lease. On the Termination Date Tenant shall surrender all keys to the Premises.

15.      DESTRUCTION OR DAMAGE

         (a) If the Building or the Premises are damaged or destroyed by fire or other casualty, and this Lease is not terminated as provided below, Landlord shall repair the damage and restore and rebuild the Building and the Premises (as the case may be), at its expense, as provided below; provided, however, that Landlord shall not be required to repair or replace any of Tenant's Property or any alteration of Leasehold Improvements made by Tenant.

         (b) If the Building or the Premises are damaged or destroyed by fire or other casualty, Landlord shall notify Tenant in writing, within forty-five (45) days of said casualty, whether Landlord is willing and able to cause the repairs to said casualty damage to be completed within two hundred seventy (270) days after the date of said casualty. If Landlord notifies
Tenant that it cannot cause the repairs to be completed within two hundred seventy (270) days of said casualty, then Landlord or Tenant may terminate this Lease. If Landlord fails to give such notice within forty-five (45) days of said casualty, then Tenant may terminate this Lease. If Landlord, within forty-five (45) days of said casualty, gives Tenant notice that it is willing and able to complete the repair of said damage within two hundred seventy (270) days of the date of said casualty, the rent shall be prorated to the date of the casualty and shall thereafter equitably abate until the repairs are completed. Regardless of whether Landlord has given Tenant notice within forty-five (45) days of the casualty regarding the repair of casualty damage, if the repair of casualty damage is not completed within two hundred seventy (270) days of the date of the casualty, even if such failure to repair is the result of an event of force majeure, Tenant may terminate this Lease. In the event of termination under the provisions of this Section 15(b), Tenant shall vacate and surrender the Premises to Landlord.

         (C) Except as otherwise provided in this Article 15, Tenant may not terminate this Lease or repair the Premises at Landlord's expense as a result of a casualty, and no damages, compensation or claim shall be payable by Landlord for any casualty or any inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Premises or of the Building pursuant to this Section. Landlord shall use its best efforts to make such repair or restoration promptly and in such manner as will not unreasonably interfere with Tenant's use and occupancy of the Premises, but Landlord shall not be required to do such repair or restoration work except during Normal Business Hours.

         (d) Nothing contained in this Article 15 shall relieve, discharge, or in any way affect Tenant's liability to Landlord in connection with any damage or destruction to the Premises, the Building or any portion of the Land arising out of the negligent or willful acts or omissions of Tenant or Tenant's Representatives.

16.      EMINENT DOMAIN

         (a) If the whole of the Building or the parking area located on the Land is lawfully taken by condemnation or any other manner for any public or quasi-public purpose, this Lease shall terminate as of the date of vesting of title in such condemning authority (which date is hereinafter also referred to as the "date of taking"), and the Rent shall be prorated to such date. If any part of the Building or Land (including the parking area) is so taken, this Lease shall be unaffected by such taking, except that (i) Landlord may terminate this Lease by notice to Tenant within ninety (90) days after the date of taking, and (ii) if twenty percent (20%) or more of the Premises or the parking area shall be taken and the remaining area of the Premises or the parking area shall not be reasonably sufficient for Tenant to continue operation of its business, Tenant may terminate this Lease by notice to Landlord within ninety (90) days after the date of taking. This Lease shall terminate on the thirtieth (30th) day after such notice by which date Tenant shall vacate and surrender the Premises to Landlord. The Rent shall be prorated to the earlier of the Termination Date or such date as Tenant is required to vacate the Premises by reason of the taking. If this Lease continues in force upon such partial taking, the Rent and Tenant's Proportionate Share shall be equitably adjusted according to the rentable area of the Premises and Building remaining.

         (b) In the event of any taking, all of the proceeds of any award, judgment or settlement payable by the condemning authority shall be and remain the sole and exclusive property of Landlord, and Tenant hereby assigns all of its right, title and interest in and to any such award, judgment or settlement to Landlord. Tenant, however, shall have the right, to the extent that the same shall not reduce or prejudice Landlord's award, to claim from the condemning authority, but not from Landlord, such compensation as may be recoverable by Tenant in its own right for moving expenses and damage to Tenant's Property.

17.       INDEMNIFICATION

          (a) Tenant shall indemnify Landlord and save it harmless from all claims, suits, actions, damages, liabilities and expenses in connection with loss of life, bodily or personal injury or property damage occurring on or arising from or out of the use or occupancy of the Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant or Tenant's Representatives, whether occurring in or about the Premises or in Common Areas or elsewhere within the Building, or Project or on the Land. The foregoing indemnification shall not apply to injury, loss or damage proximately caused solely by the gross negligence or intentional act of Landlord or its agents, contractors or employees, unless such injury, loss or damage is covered by insurance Tenant is required to provide or does provide. This obligation to indemnify includes reasonable attorneys' fees and investigation costs and all other reasonable costs, expenses and liabilities from the first notice that any claim or demand is or may be made.

          (b) Landlord shall not be responsible or liable to Tenant or to those claiming by, through or under Tenant for any injury, loss or damage that may be occasioned by or through the acts or omissions of persons occupying other premises in the Building or within the Project. Unless proximately caused solely by the gross negligence of Landlord, its agents, contractors or employees, Landlord shall not be responsible or liable to Tenant for any defect or failure, latent or otherwise, in (or any act or omission in the construction of) the Building, the Project, the Premises or any of the Building Systems, nor shall it be responsible or liable for any injury, loss or damage to any person or property of Tenant or any other person caused by or resulting from bursting, breakage, leakage, steam, snow or ice, running, backing up, seepage, or the overflow of water or sewerage in any part of the Building or for any injury, loss or damage caused by or resulting from acts of God or the elements. Landlord shall in no event be liable to Tenant for indirect or consequential damages. Tenant shall give prompt notice to Landlord in case of fire, casualty, defect or accident in the Premises or in the Building or of defects therein or in any Building Systems. Notwithstanding the foregoing, Landlord warrants all work performed by Landlord in making the Premises ready for Tenant's occupancy for the greater of (i) one (1) year or (ii) the term of any warranty given by Contractor or any subcontractor.

          (C) In case any action or proceeding is brought against Landlord to which this indemnification shall be applicable, Tenant shall pay all costs, attorneys' fees, expenses and liabilities resulting therefrom and shall defend such action or proceeding if Landlord shall so request, at Tenant's expense, by counsel reasonably satisfactory to Landlord.

18.       TENANT'S INSURANCE

          (a) Tenant shall maintain at its own cost and expense (i) insurance against fire and such other perils as may be included in a standard fire and special extended coverage insurance form on Tenant's Property in an amount not less than one hundred percent (100%) of their actual replacement cost from time to time during the Term; and (ii) comprehensive general liability insurance on an occurrence basis with limits of liability in an amount not less than One Million Dollars ($1,000,000) combined single limit for each occurrence with respect to loss of life, bodily or personal injury and damage to property by water or otherwise. Not more frequently than once each two (2) years during the Term, if in the opinion of Landlord's lender or of the insurance broker retained by Landlord, the amount of public liability and property damage insurance coverage at that time is inadequate and lower than required by comparable properties in the area where the Building is located, Tenant shall increase the insurance coverage as required by either Landlord's lender or Landlord's insurance broker. All such insurance shall be issued by insurers approved by Landlord (which approval shall not be unreasonably withheld) and authorized to do business in the state, shall name Landlord as an additional insured party, shall provide for a deductible not greater than One Thousand Dollars ($1,000) from any loss payable, and shall contain a provision whereby each insurer agrees not to cancel such insurance without thirty (30) days' prior written notice to Landlord. On or before the Commencement Date Tenant shall furnish Landlord with a certificate evidencing the aforesaid insurance coverage, and renewal certificates shall be furnished to Landlord at least thirty (30) days' prior to the expiration date of such insurance.

         (b) If during the Term insurance premiums on any insurance policy carried by Landlord on the Building or the Premises are increased due to or resulting from Tenant's occupancy hereunder, Tenant shall pay to Landlord as additional rent the amount of such increase in insurance premiums. Any amount payable by Tenant hereunder shall be paid to Landlord within ten (10) days after notice to Tenant accompanied by the premium notice or other evidence of the amount due.

         (C) Landlord shall carry insurance on the building of the type and in the amounts and with such deductibles as Landlord in its commercially reasonable discretion shall deem appropriate, taking into consideration the types and amounts of insurance held by owners of comparable buildings and/or projects located in the area in which the Building is located. The cost of such insurance shall be included as an Operating Expense. All Tenant Improvements (as defined in Exhibit C) installed by Landlord or Landlord's Contractor or installed by Tenant as alterations which are considered Leasehold Improvements shall be covered by insurance obtained by Landlord.

         (d) Landlord and Tenant each waive any and all rights to recover against the other or against any other tenant or occupant of the building, or against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees, or business visitors of each other or of the other tenants or occupants of the Building, for any loss or damage to the waiving party arising from any cause carried by any property insurance required to be carried by the party pursuant to this Article 18 or any other property insurance actually carried by the party to the extent of the limits of the policy. Landlord and Tenant from time to time will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all property insurance policies carried in connection with the Building or the Premises or the contents of the Building or the Premises. Tenant agrees to cause all other occupants of the Premiss claiming by, under, or through Tenant to execute and deliver to Landlord a waiver of claims and to obtain waiver of subrogation rights endorsements.

19.      SUBORDINATION AND ATTORNMENT

         (a) This Lease and all rights of Tenant hereunder shall be, at the option of Landlord, subordinate to all ground leases, overriding leases and underlying leases (collectively referred to as the "leases") of the Building, Project or Land now or hereafter existing and to all mortgages and deeds of trust (collectively referred to as the "mortgages") which may now or hereafter affect the Building, Project, or Land, whether or not the leases or mortgages shall also cover other lands, buildings, or leases, and to all renewals, modifications, replacements and extensions of the leases and mortgages. This Section shall be self-operative and no further instruments of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any lease or the holder of any mortgage or any of their respective assigns or successors in interest may reasonably request to evidence such subordination; and if Tenant fails to execute, acknowledge, or deliver any such instruments within ten (10) business days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant's attorney-in-fact, coupled with an interest, to execute and deliver any such instrument for and on behalf of Tenant. Any lease to which this Lease is subject and subordinate is herein called "Superior Lease" and the lessor under a Superior Lease or its assigns or successors in interest is herein called "Superior Lessor," and any mortgage to which this Lease is subject and subordinate is herein called "Superior Mortgage" and the holder of a Superior Mortgage is herein called "Superior Mortgagee." If a Superior Lessor or Superior Mortgagee requires that such instruments be executed by Tenant, Tenant's failure to do so within twenty (20) days after request therefore shall be deemed a default under this Lease.

         (b) If any Superior Lessor or Superior Mortgagee (or any purchaser at a foreclosure sale) succeeds to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, (a "Successor Landlord") Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Landlord shall, if requested by Tenant in writing, use its best efforts to obtain from each Superior Lessor and Superior Mortgagee an agreement that if as a result of the exercise of their rights they acquire Landlord's interest in and to the Premises, then as Successor Landlord they shall recognize the validity and continuance of this Lease and shall not disturb Tenant's possession of the Premises so long as Tenant shall not be in default of this Lease, except that Successor Landlord shall in no event: (i) be liable for any previous act or omission of a prior landlord under this Lease;
(ii) be subject to any offset for a claim arising prior to its succession to the rights of Landlord under this Lease; or, (iii) after notice to Tenant of the existence of a Superior Lessor or a Superior Mortgagee, be bound by any subsequent modification of this Lease or by any subsequent prepayment of more than one month's Rent, unless such modification or prepayment shall have been expressly approved by the Successor Landlord.

20.      ESTOPPEL CERTIFICATE

         At any time and from time to time on not more than ten (10) business days' written notice from a party to this Lease, the other party shall execute, acknowledge and deliver to the requesting party a written estoppel certificate. Any such estoppel certificate may be relied upon by any permitted assignee of Tenant or by any prospective purchaser or lender upon the security of the real property of which the Building and the Premises are a part. A party's failure to deliver such estoppel certificate within such time shall be conclusive and binding upon the party that the statements included in the estoppel certificate provided by the other party are true and correct, without exception.

21.      TRANSFER OF LANDLORD'S INTEREST

         The term "Landlord" as used in this Lease, so far as covenants or agreements on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners of Landlord's interest in this Lease at the time in question. Upon any transfer or transfers of such interest, Landlord herein named (and in case of any subsequent transfer, the then transferor) shall thereafter be relieved of all liability for the performance of any covenants or agreements on the part of Landlord contained in this Lease after the date of such transfer.

22.      DEFAULT

         (a) The following shall be events of default under this Lease: (i) if Tenant defaults in payment of the Rent for a period of five (5) days after written notice of default in any payment of the Rent shall become due and payable; (ii) if Tenant defaults in the performance of any other term, covenant, condition or obligation of Tenant under this Lease and fails to cure such default within a period of thirty (30) days after notice from Landlord specifying such default (or if such default specified by Landlord is not capable of cure within such 30-day period, if Tenant fails immediately after notice from Landlord to commence to cure such default and diligently to pursue completion of such cure during and after such 30-day period); (iii) if Tenant abandons or vacates or manifests an intent to abandon or vacate any portion of the Premises; (iv) if Tenant makes any transfer, assignment, conveyance, sale, pledge or disposition of all or a substantial portion of Tenant's Property, or removes a substantial portion of Tenant's Property from the Premises other than by reason of an assignment or subletting of the Premises permitted under this Lease; (v) if Tenant's interest herein is sold under execution; (vi) if Tenant repudiates this Lease prior to taking occupancy of the Premises; or (vii) if Tenant manifests an intent not to take occupancy of the Premises.

Any notice required to be given pursuant to this Section 22(a) shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure, Section 1161.

         (b) Upon any such event of default, Landlord may without prejudice to its other rights hereunder:

                 (i) maintain this Lease in full force and effect and recover the rent and other monetary charges as they become due, without terminating Tenant's right of possession, irrespective of whether Tenant shall have abandoned the Premises. In the event Landlord elects to not terminate the Lease, Landlord shall have the right to re-enter the Premises and re-let the Premises as such rent and upon such conditions and for such a term, and to do all acts necessary to maintain or preserve the Premises as Landlord deems reasonable and necessary without being deemed to have elected to terminate the Lease, including removal of all subtenants, persons and property from the Premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. In the event any such re-letting occurs, this Lease shall terminate automatically upon the new tenant taking possession of the Premises. Notwithstanding that Landlord fails to elect to terminate this Lease initially, Landlord at any time during the Term of this Lease may elect to terminate this Lease by virtue of such previous uncured default of Tenant.

                 (ii) terminate Tenant's right to possession by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default including without limitation thereto, the following: (a) the worth at the time of award of the unpaid rent which had been earned at the time of such termination; plus (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that is proved could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; plus (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom; plus (e) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable state law. Upon any such re-entry Landlord shall have the right to make any reasonable repairs, alterations or modifications to the Premises, which Landlord in its sole discretion deems reasonable and necessary. As used in the subparagraphs (a) and (b) above, the "worth at the time of award" is computed by allowing interest at the maximum rate allowed by law at the time of award. As used in subparagraph (c) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the U.S. Federal Reserve Bank of San Francisco, at the time of award plus one percent (1%).

         (c) After default, the acceptance of the Rent or failure to re-enter by Landlord shall not be held to be a waiver of its right to terminate this Lease, and Landlord may re-enter and take possession of the Premises as if no Rent had been accepted after such default. All of the remedies given to Landlord in this Lease in the event of default by Tenant are in addition to all other rights or remedies to which Landlord may be entitled under the laws of the state; all such remedies shall be deemed cumulative and the election of one shall not be deemed a waiver of any other or further rights or remedies.

23.      BANKRUPTCY

         If Tenant shall file a voluntary petition pursuant to the United States Bankruptcy Code or any successor thereto or take the benefit of any insolvency act or be dissolved, or if an involuntary petition be filed against Tenant pursuant to the U. S. Bankruptcy Code or any successor thereto and said petition is not dismissed within thirty (30) days after such filing, or if a receiver shall be appointed for its business or its assets and the appointment of such receiver is not vacated within thirty (30) days after such appointment, or if it shall make an assignment for the benefit of its creditors, then and forthwith thereafter Landlord shall have all of the rights provided in Section 22 above in the event of nonpayment of the Rent.

24.      BROKERAGE FEES

Tenant warrants and represents that it has not dealt with any realtor, broker or agent in connection with this Lease except the Broker. Tenant shall indemnify and hold Landlord harmless from any cost, expense or liability (including cost of suit and reasonable attorneys' fees) for any compensation, commissions or charges claimed by any other realtor, broker or agent in connection with this Lease or by reason of any act of Tenant.

25.      NOTICES

         All notices, demands or other communications ("notices") permitted or required to be given hereunder shall be in writing and, if mailed postage prepaid by certified or registered mail, return receipt requested, shall be deemed given three (3) days after the date of mailing thereof or on the date of actual receipt, if sooner; all other notices not so mailed shall be deemed given on the date of actual receipt. Notices shall be addressed as follows:
(a) if to Landlord, to the Landlord's Mailing Address and to the Building Manager, and (b) if to Tenant, to the Tenant's Mailing Address. Landlord and Tenant may from time to time by notice to the other designate such other place or places for the receipt of future notices.

26.      GOVERNMENT ENERGY OR UTILITY CONTROLS

         In the event of the imposition of federal, state, or local governmental control, rules, regulations, or restrictions on the use or consumption of energy or other utilities during the Term, both Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation of any governmental control, rule, regulation or restriction between Landlord and Tenant, the interpretation of Landlord shall prevail, and Landlord shall have the right to enforce compliance, including the right of entry into the Premises to effect compliance.

27.      SECURITY DEPOSIT

Tenant has deposited with Landlord the Security Deposit as security for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, including payment of the Rent, Landlord may use, apply or retain all or any part of the Security Deposit for the payment of any Rent, or to compensate Landlord for any other loss, cost or damage which Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five days after notice thereof, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a breach of this Lease, Landlord shall not, unless otherwise required by law, be required to keep the Security Deposit separate from its general funds, nor pay interest to Tenant. If Landlord is required to maintain the Security Deposit in an interest bearing account, Landlord shall retain the maximum amount permitted under applicable law as a book-keeping and administrative charge. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last transferee of Tenant's interest hereunder) at the expiration of the Term and upon Tenant's vacation of the Premises. If the Building is sold, the Security Deposit may be transferred to the new owner, and Landlord shall be discharged from further liability with respect thereto.

28.      RELOCATION OF PREMISES

         (a) On one, and only one, occasion during the Term, Landlord may, before or after the Commencement Date, elect by notice to Tenant to substitute for the Premises other office space in the Building (herein called the "Substitute Premises") designated by Landlord, provided that the Substitute Premises shall contain at least the same usable area as the Premises, have a configuration substantially similar to the Premises, Landlord's notice shall be accompanied by a plan of the Substitute Premises, and such notice or plan shall set forth the usable area of the Substitute Premises. Tenant shall vacate and surrender the Premises and shall occupy the Substitute Premises promptly (and, in any event, not later than fifteen (15) days) after Landlord has substantially completed the work to be performed by Landlord in the Substitute Premises pursuant to Subsection (b). Tenant shall pay the same Rent with respect to the Substitute Premises as was payable with respect to the Premises, without regard to the usable area of the Substitute Premises. This Lease shall remain in full force and effect, and the Substitute Premises shall thereafter be deemed to be the Premises.

         (b) Tenant shall not be entitled to any compensation for any inconvenience or interference with Tenant's business, nor to any abatement or reduction of the Rent, but Landlord shall, at Landlord's expense, do the following: (i) furnish and install in the Substitute Premises fixtures, equipment, improvements, appurtenances and Leasehold Improvements at least equal in kind and quality to those contained or to be contained in the Premises at the time such notice of substitution is given by Landlord; (ii) provide personnel to perform under Tenant's direction the moving of Tenant's Property from the Premises to the Substitute Premises; (iii) promptly reimburse Tenant for Tenant's actual and reasonable out-of-pocket costs incurred in connection with the relocation of any telephone or other communications equipment from the Premises to the Substitute Premises; and, (iv) promptly reimburse Tenant for any other actual and reasonable out-of-pocket costs incurred by Tenant in connection with Tenant's move from the Premises to the Substitute Premises provided such costs are approved by Landlord in advance, which approval shall not be unreasonably withheld. Tenant agrees to cooperate with Landlord so as to facilitate the prompt completion by Landlord of its obligations under this Section and the prompt surrender by Tenant of the Premises. Without limiting the generality of the preceding sentence, Tenant agrees (A) to provide to Landlord promptly any approvals or instructions and any plans and specifications or any other information reasonably requested by Landlord and
(B) to perform promptly in the Substitute Premises any work to be performed therein by Tenant to prepare the same for Tenant's occupancy.

29.      QUIET ENJOYMENT

         Tenant, upon paying the Rent and performing all of the terms on its part to be performed, shall peaceably and quietly enjoy the Premises subject, nevertheless, to the terms of this Lease and to any Superior Mortgage or Superior Lease or other agreement to which this Lease is subordinated.

30.       OBSERVANCE OF LAW

          (a) Tenant shall comply with all provisions of law, including federal, state, county and city laws, ordinances and regulations, building codes and any other governmental, quasi-governmental or municipal regulations which relate to the partitioning, equipment operation, alteration, occupancy and use of the Premises, and to the making of any repairs, replacements, additions, changes, substitutions or improvements of or to the Premises as a result of Tenant's specific use of the Premises. Moreover, Tenant shall comply with all police, fire and sanitary regulations imposed by any federal, state, county or municipal authority (or made by insurance underwriters as a result of Tenant's specific use of the Premises), and shall observe and obey all other requirements governing the conduct of any business conducted in the Premises. In accordance with State Law AB3205, Chapter 1589-Statutes 1988, effective July 1, 1989, Tenant must complete the (i) Hazardous Materials and (ii) Air Pollution Control Questionnaires attached hereto as Exhibit

G pursuant to the instructions thereon, and deliver said completed forms to "Landlord's Representative" set forth in Paragraph 1 of Exhibit C.

         (b) Notwithstanding the foregoing, it shall be Landlord's responsibility to comply with all provisions of law, including federal, state, county and city laws, ordinances and regulations, building codes, and any other governmental, quasi-governmental or municipal regulations which relate to the Building insofar as they may require structural changes in the Building, provided nevertheless, that such changes shall be the responsibility of Tenant if they are changes required by reason of a condition which has been created by or at the instance of Tenant, or are required by reason of a default by Tenant hereunder.

31.      FORCE MAJEURE

         Landlord and Tenant shall each be excused for the period of any delay in the performance of any obligation hereunder when prevented from so doing by a cause or causes beyond its control, including all labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any material, services or financing, or through acts of God. The foregoing shall not apply to any obligation to pay Rent or make other payments of money pursuant to this Lease.

32.      CURING TENANT'S DEFAULT, ADDITIONAL RENT

         (a) If Tenant defaults in the performance of any of its obligations under this Lease, Landlord without thereby waiving such default may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency, and in any other case only if such default continues after the expiration of the later of: (i) ten (10) days from the date Landlord gives Tenant notice of its intention so to do; or, (ii) the expiration of the applicable grace period provided in Section 22 or elsewhere in this Lease for cure of such default.

         (b) Any costs or expenses incurred by Landlord, including reasonable attorneys' fees, involved in collection or endeavoring to cure any default of Tenant, under or in connection with this Lease, or pursuant to law, including any such cost, expense or disbursement involved in instituting and prosecuting summary proceedings, shall be due and payable within 10 days of Landlord's demand therefor as additional rent.

33.      LIMITATION OF LANDLORD'S LIABILITY

         If Landlord becomes obligated to pay Tenant a money judgment arising out of any failure by Landlord to perform or observe any of the terms, covenants, conditions or provisions to be performed or observed by Landlord hereunder, Tenant shall be limited for the satisfaction of said money judgment solely to Landlord's interest in the Building and Land or any proceeds arising from the sale thereof and no other property or assets of Landlord or the individual partners, directors, officers, or shareholders of Landlord shall be subject to levy, execution or other enforcement procedure whatsoever for the satisfaction of said money judgment.

34.      SHORING

         If any excavation or construction is made adjacent to, upon or within the Building, or any part thereof, Tenant shall afford to any and all persons causing or authorized to cause such excavation or construction license to enter upon the Premises for the purpose of doing such work as such persons shall deem necessary to preserve the Building or any portion thereof from injury or damage and to support the same by proper foundations, braces and supports, without any claim for damages or indemnity or abatement of the Rent, or of a constructive or actual eviction of Tenant. Landlord shall use its best efforts to minimize any interference with Tenant's use of the Premises.

35.      SIGN CONTROL

         Tenant shall not obstruct or permit the obstruction of light, halls, Common Areas, roofs, parapets, stairways or entrances to the Building or the Premises and will not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Building or the Premises, including the inside or outside of the windows or doors, without the written consent of Landlord. Landlord shall have the right to withdraw such consent at any time and to remove any sign, projection, awning, signal or advertisement to be affixed to the Building or the Premises. If such work is done by Tenant through any person, firm or corporation not designated by Landlord, or without the express written consent of Landlord, Landlord shall have the right to remove such signs, projections, awnings, signals or advertisements without being liable to the Tenant by reason thereof and to charge the cost of such removal to Tenant as additional rent, payable within 10 days of Landlord's demand therefor.

         Landlord at its cost shall, place, construct, and maintain a directory located in the lobby of the Building, to be used exclusively for the display of the names of tenants in the Building and their respective suite numbers.
Tenant shall be entitled to display its name in the directory at a cost of Twenty Dollars ($20) per line on said directory.

         Landlord shall affix Tenant's name to the door that is the principal entry to the Premises, the cost of the signage and its installation shall be paid by Tenant upon Landlord's demand therefor.

         Landlord has the sole right to determine the type of directory and door signage (including, without limitation, size of letters, style, color, and location).

36.      Parking

         (a) Landlord hereby grants to Tenant the right to use the Parking Spaces. Landlord, at its sole election, may designate the locations of the Parking Spaces and Landlord shall have the right, at Landlord's sole election, to change said locations from time to time.

         (b) Landlord shall have the right to impose a parking charge at any time to include therein any amounts levied, assessed, imposed or required to be paid to any governmental authority on account of the parking of motor vehicles, including all sums required to be paid pursuant to transportation controls imposed by the Environmental Protection Agency under the Clean Air Act of 1979, or otherwise required to be paid by any governmental authority with respect to the parking, use, or transportation of motor vehicles, or the reduction or control of motor vehicle traffic, or motor vehicle pollution.

         (c) If requested by Landlord, Tenant shall notify Landlord of the license plate number, year, make and model of the automobiles entitled to use the Parking Spaces and if requested by Landlord, such automobiles shall be identified by automobile window stickers provided by Landlord, and only such designated automobiles shall be permitted to use the Parking Spaces. If Landlord institutes such an identification procedure, Landlord may provide additional parking spaces for use by customers and invitees of Tenant on a daily basis at prevailing parking rates. At Landlord's sole election, Landlord may make validation stickers available to any other tenant in the Building, and Landlord shall make such validation stickers available to Tenant.

         (d) The Parking Spaces and additional parking spaces provided for herein are provided solely for the accommodation of Tenant and Landlord assumes no responsibility or liability of any kind whatsoever from whatever cause with respect to the automobile parking areas, including adjoining streets, sidewalks, driveways, property and passageways, or the use thereof by Tenant or Tenant's Representatives.

37.      WARRANTY OF AUTHORITY

         (a) If either party is a corporation, the person or persons executing this Lease on behalf of such party hereby covenant and warrant as of the Effective Date that: (a) such party is a duly constituted corporation, qualified to do business in the State of California; (b) such party has paid all applicable franchise and corporate taxes; and (c) such party will file when due all future forms, reports, fees and other documents necessary to comply with applicable laws,

         (b) If either party is a partnership, the person or persons executing this Lease on behalf of such party hereby covenant and warrant as of the Effective Date that: (a) such party is a duly constituted partnership, qualified to do business in the State of California; (b) such party has paid all applicable federal, state, and local taxes; and (c) such party will file when due all future forms, reports, fees and other documents necessary to comply with applicable laws.

38.      MISCELLANEOUS

         (a) The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. No agreement to accept a surrender of all or any part of the Premises shall be valid unless in writing or signed by Landlord. The receipt by Landlord of full or partial Rent with knowledge of a breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

         (b) In any action or proceeding which Landlord or Tenant may be required to prosecute to enforce its respective rights hereunder, the unsuccessful party agrees to pay all costs incurred by the prevailing party therein, including reasonable attorneys' fees.

         (C) If any clause or provision of this Lease is or becomes illegal or unenforceable because of present or future laws or any rule or regulation of any governmental body or entity, effective during the Term, the intention of the parties hereto is that the remaining parts of this Lease shall not be affected thereby unless such clause or provision is, in the reasonable determination of Landlord, essential and material to its rights, in which event Landlord shall have the right to terminate this Lease by notice to Tenant.

         (d) If Landlord commences any summary proceedings or an action for nonpayment of Rent, Tenant shall not interpose any non-mandatory counterclaim of any nature or description in any such proceedings or action. Tenant and Landlord both waive a trial by jury of any or all issues arising in any action or proceeding between the parties hereto or their successors, under or connected with this Lease, or any of its provisions.

         (e) All the terms and provisions of this Lease shall be binding upon and, except as prohibited or limited by Section 12, inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

         (f) This Lease shall be deemed to have been made in and shall be construed in accordance with the laws of the State.

         (g) This Lease sets forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises, Building and Land, and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than as are herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them.

         (h) The captions appearing within the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease or of any provision hereof.

         (i) No payment by Tenant or receipt by Landlord of a lesser amount than the Rent payment herein stipulated shall be deemed to be other than on account of the Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction (unless Landlord expressly agrees to an accord and satisfaction in a separate agreement duly accepted by Landlord's appropriate officer or officers), and Landlord may accept such check or payment without prejudice to Landlord's rights to recover the balance of such Rent or pursue any other remedy provided in this Lease. Landlord may receive and retain, absolutely and for itself, any and all payments so tendered, notwithstanding any accompanying instructions by Tenant to the contrary, and any such payment shall be treated by Landlord at its option as being received solely on account of any amounts due and owing Landlord, including the Rent, and to such items and in such order as Landlord in its sole discretion shall determine.

         (j) At the request of either party, Landlord and Tenant shall promptly execute, acknowledge and deliver a memorandum with respect to this Lease sufficient for recording. In no event shall this Lease be recorded and if Tenant records this Lease in violation of the terms hereof, in addition to any other remedy available to Landlord upon Tenant's default, Landlord shall have the option to terminate this Lease by recording a notice to such effect. If a memorandum of lease is recorded, on the Termination Date, Tenant shall execute, acknowledge and deliver to Landlord an instrument in writing releasing and quitclaiming to Landlord all right, title and interest of Tenant in and to the Premises by reason of this Lease or otherwise.

         (k) Tenant shall have no claim, and hereby waives the right to any claim, against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and in such event, Tenant's only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any such requirement.

         (l) If any provision contained in an exhibit, rider or addenda is inconsistent with any other provision of this Lease, the provision contained in said exhibit, rider or addenda shall supersede said other provision, unless otherwise provided in said exhibit, rider or addenda.

         (m) The use of the neuter singular pronoun to refer to either party shall be deemed a proper reference even though it may be an individual, partnership, corporation or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural number where there is more than one Landlord or Tenant and to either corporations, associations, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

         (n) This Lease has been executed in several counterparts, all of which constitute one and the same instrument.

         (o) As used in this Lease, any list of one or more items preceded by the word "including" shall not be deemed limited to the stated items but shall be deemed without limitations.

         (p) The language of this Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant.

         (q) If more than one person or entity executes this Lease as Tenant, each such person or entity shall be jointly and severally liable for observing and performing each of the terms, covenants, conditions and provisions to be observed or performed by Tenant.

         (r) Tenant shall assume and pay to Landlord at the time of paying the Rent any excise, sales, use gross receipts or other taxes (other than a net income or excess profits tax) which may be imposed on or measured by such Rent or may be imposed on or on account of the letting and which Landlord may be required to pay or collect under any law now in effect or hereafter enacted.

         (S) The voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof shall not work a merger and shall, at Landlord's option, either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord or any or all of such subleases or subtenancies.

                             [EXHIBIT A FLOORPLAN]





________________________________________________________________________________


PARK PLAZA OFFICE BUILDING

4350 Executive Drive
San Diego, California 92121

APRIL 24, 96
N.T.S.

2,852 R.S.F.
Oliver McMillan


MAGGETTI ELAM ASSOCIATES
3160 CAMINO DEL RIO S. #207
San Diego, CA 92106 624-0521

                           [EXHIBIT B 3RD FLOOR PLAN]





________________________________________________________________________________


PARK PLAZA OFFICE BUILDING

THIRD FLOOR

4358 EXECUTIVE DRIVE
SAN DIEGO, CALIFORNIA 92121
21,622 U.
22,330 R.

1084 R/U


                                           MAGGETTI ELAM ASSOCIATES
                                           3160 CAMINO DEL RIO S #207
                                           SAN DIEGO, CALIFORNIA 92108 834-0521

OLIVER McMillan

                                   EXHIBIT C
                             WORK LETTER AGREEMENT
                                    TURN KEY

          Landlord and Tenant are executing simultaneously with this Work Letter Agreement, a written lease ("Lease") covering those certain premises more particularly described in Exhibit "A" to the Lease ("Premises"). To induce Tenant to enter into the Lease (which is hereby incorporated by reference to the extent that the provisions of this agreement may apply thereto) and in consideration of the mutual covenants hereinafter contained, Landlord and Tenant mutually agree as follows:

1.        Representatives and Definitions,

          Landlord appoints Landlord's Representative to act for Landlord and Tenant appoints Tenant's Representative to act for Tenant in all matters covered by this Work Letter. All inquiries, requests, instructions, authorizations and other communications with respect to the matters covered by this Work Letter will be made to Landlord's or Tenant's Representative, as the case may be. Tenant will not make any inquiries of or requests to, and will not give any instructions or authorizations to, any other employee or agent of Landlord, including Landlord's architect, engineers and contractors or any of their agents or employees, with regard to matters covered by this Work Letter. Either party may change its Representative under this Work Letter at any time with three (3) days' prior written notice to the other party.

Tenant's Representative:______________________________
Landlord's Representative: Robert Garwood
Space Planner:       Maggetti Elam Associates
Contractor:______________________________

2.       Tenant's Plans and Specifications.

         (a) Landlord and Tenant hereby agree that (i) the "Space Plan" for the Premises which is attached hereto as Attachment 1 is a complete and accurate description of the Tenant Improvements and (ii) all materials used to construct the Tenant Improvements (as defined hereinbelow) shall be Building Standard as specified in Schedule 1 attached hereto, except as may specifically be noted on the Space Plan. Within three (3) business days after Tenant receives a copy of the Lease executed by Landlord, Tenant will meet with the Space Planner and provide such additional information ("Tenant Information") as may be necessary to enable the Space Planner to prepare complete architectural, mechanical, plumbing and electrical layout plans and specifications required for the improvement of the Promises (the "Tenant Improvements". Such plans include partition layout; reflected ceiling plans; locations of electrical fixtures, outlets, and switches; location of telephone outlets; locations of doors; locations of plumbing fixtures; extraordinary floor loads; and other special requirements (the "Working Drawings"). It shall be the responsibility of Landlord to provide, or cause to be provided, to the Space Planner working drawings and calculations with respect to the mechanical, electrical, sprinkler, and plumbing components for the Building necessary to enable the Contractor to secure a permit(s) for construction of the Tenant Improvements.

         (b) It is understood and agreed that the services of the Space Planner are limited to preparation of the Space Plan and the Working Drawings for the design of the physical configuration of the Premises. The services of the Space Planner do not extend to matters of interior decorating beyond what is described in the Space Plan. The cost of any such decorator services required by Tenant shall be Tenant's sole responsibility.

3        Definition of Costs.

         As used herein the term "Costs" shall mean and refer to all costs expended by Landlord relative to the construction of the Tenant Improvements, which shall include, but shall not be limited to, costs of equipment, material and labor; Contractor's field overhead and fees; costs of preparation of the Space Plan and Working Drawings (as limited in paragraph 2(b) above); governmental agency fees; costs of any requirements regarding construction which are imposed by any federal, state or local governmental entity or agency which are not reflected in the Working Drawings; a supervision fee to Landlord in the amount of fifteen percent (15%) of the cost of construction as charged by the Contractor; sales and use taxes (but not real property taxes); permits; plan check fees; bonds and other costs directly related to the construction of the Tenant Improvements.

4. Change Orders. Tenant may authorize changes in the work described on the Space Plan during construction only by written instructions to Landlord's Representative on a form approved by Landlord. All such changes will be subject to landlords prior written approval in accordance with Paragraph 5, and shall be performed at Tenant's sole expense. Prior to commencing any change, Landlord will prepare and deliver to Tenant, for Tenant's approval, a change order (the "Change Order") setting forth the total cost of such change, which will include associated architectural, engineering and construction contractor's fees, and the cost of Landlord's overhead at the rate of fifteen percent (15%) of the amount of the Change Order. If Tenant fails to approve such Change Order within five (5) days after delivery by Landlord, Tenant will be deemed to have withdrawn the proposed Change Order and Landlord will not proceed to perform the change. Upon Landlord's receipt of Tenant's approval, Contractor will proceed to perform the change and Tenant will pay Landlord for such Change Order at the time Contractor starts work on such Change Order.

5.       Landlord's Approval.

         The Space Plan (including any revisions requested by Tenant), Working Drawings, or Change Orders shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld. Without limiting the foregoing, it shall not be unreasonable for Landlord to disapprove any of the foregoing if they require work which:

         (a) exceeds or affects the structural integrity of the Building, or any part of the heating, ventilating, air conditioning, plumbing, mechanical, electrical, communication or other systems of the Building;

         (b) is not approved by the holder of any mortgage or deed of trust encumbering the Project at the time the work is proposed;

         (c) would not be approved by a prudent owner of property similar to the Project;

         (d)     violates any agreement which affects the Project or binds
Landlord;

         (e) Landlord reasonably believes will increase the cost of operation or maintenance or any of the systems of the Building;

         (f) Landlord reasonably believes will reduce the market value of the Premises or the Project at the end of the Term;

         (g) does not conform to applicable building code or is not approved by any governmental authority with jurisdiction over the Premises; or

         (h) does not conform to a quality consistent with the Building Standard Tenant Improvements.

6.       Completion and Rental Commencement Date.

         It is agreed that Tenant's obligation for the payment of rental under the Lease shall not commence until Landlord has substantially completed all work to be performed by Landlord as hereinabove set forth; provided, however, that if Landlord shall be delayed in substantially completing said work as a result of the following situations (hereinafter referred to as a "Tenant Delay"):

         (a) Tenant's failure to furnish plans and specifications or approve pricing in accordance with the time frames specified hereinabove;

         (b) Tenant's request for materials, finishes, or installations other than Landlord's "Building Standard" items;

         (C) Tenant's changes in the said plans and specifications after their submission to Landlord; or

         (d) Tenant's failure to perform any act or obligation imposed on Tenant by this Lease or Work Letter Agreement;

         then such delay shall be the responsibility of Tenant, and the term of the Lease shall commence on the day when Landlord would have substantially completed all work to be performed by Landlord but for such Tenant Delay.

7.       Construction of the Premises.

         Contractor shall construct the Tenant Improvements within the Premises in accordance with the Space Plan, and under contract with Landlord. Except in the event (i) Tenant requires Change Orders or (ii) non-Building Standard materials which are not specifically noted on the Space Plan, the Tenant Improvements shall be constructed at Landlord's sole expense. In the event Tenant requires Change Orders or non-Building Standard materials which are not specifically noted on the Space Plan, the same shall be provided at Tenant's sole expense. Following approval of the Working Drawings, Contractor will cause application to be made to the appropriate governmental authorities for necessary approvals and building permits. Upon receipt of the necessary approvals and permits and subject to receipt of the payment, if any, required under Paragraph 4, Contractor will begin construction.

8.       Tenant's Punch Lost.

         (a) Once the Tenant Improvements are substantially completed and prior to Landlord's delivery of the Premises to Tenant, Landlord shall give Tenant three (3) days prior notification of a meeting for Tenant to inspect the Tenant Improvements. Tenant's Representative shall completely examine the Premises and prepare with Landlord's Representative and Contractor a list of all visible items to be completed by Contractor to finish the Tenant Improvements. The list shall be signed by Landlord, Tenant and Contractor and all items will be completed as soon as possible.

         (b) Any items damaged during Tenant's move in or occupancy shall be repaired or replaced by Contractor at Tenant's sole cost and expense.

9.       Responsibility for Design.

          Tenant will be responsible for the design, function and maintenance of all Tenant Improvements which are not Building Standard, whether or not approved by Landlord or installed by Landlord at Tenant's request. Landlord's preparation of the Working Drawings will not constitute any representation or warranty as to the adequacy, efficiency, performance or desirability of Tenant's Improvements in the Premises.

10.       Miscellaneous.

          In the event of any conflict between the terms of this Work Letter Agreement and the Lease, the terms of this Work Letter Agreement will control.

                                   SCHEDULE I
                             TENANT SPECIFICATIONS
                              PARK PLAZA BUILDING





1.      PARTITIONS

        A.        Demising Partitions                2 1/2", 25 gauge metal studs at 24"
                  Quantity: 21 lin.                  on center
                  ft. per 1,000 sq.
                  ft.
                                                     5/8" Type X drywall, one layer each side full height
                                                     from floor slab to underside of floor structure at
                                                     12'-O", tape partition smooth to receive paint or
                                                     wall covering, light orange peel texture.

                                                     3" batten insulation


        B.        Interior Partitions                2 1/2", 25 gauge metal studs at 24"
                  Quantity: 100 lin.                 on center
                  ft. per 1,000 sq. ft.

                                                     5/8" drywall, one layer each side, floor to ceiling
                                                     minimum height extended above 9'-O", tape
                                                     partition smooth to receive paint or wall covering,
                                                     light orange peel texture, include cladding at all
                                                     column faces and inside curtain wall at spandrel
                                                     glass above and below window mullion.


2.      CORRIDOR DOOR ASSEMBLY
        (To match building shell door and hardware)

        A.        Doors                              1-3/4" solid core, ash, W.I.C.
                  Quantity: 1 per                    custom grade, 3'-0" x 8' x O", 20
                  2,000 sq. ft.                      minute rated

                                                     One coat Frazee Stain #M601, one coat sealer and
                                                     one coat lacquer (match architect's sample)

        B.        Hardware                           Lever-Schlage L-9000 series, 03

                                                     Butts-McKinney TA 2714, full mortise ball bearing
                                                     butt hinges 4-1/2" x 4"

                                                     Entrylock-Schlage Lockset #L9050

                                                     Door stop-Rockwood 406

                                                     Smoke seals-Reese F797

                                                     Silencers-Rockwood 608

                                                     Closer-Reading Model 7600

                                                     Finish on all hardware is bright chrome


        C.      Frames                               Timely prefinished powder coat to match Frazee
                                                     #5434D Abstract, 20 minute rating


3.       INTERIOR DOOR ASSEMBLY

        A.        Doors                              1-3/4" solid core, ash, W.I.C.
                  Quantity: 3 doors                  custom grade, 20 minute rating
                  per 1,000 sq.ft.                   3'-0" x 8'-O"

                                                     One coat Frazee Stain #M601, one coat sealer and
                                                     two coats varnish (match building shell and corridor
                                                     doors)


        B.        Hardware                           Lever-Schlage, Olympiad D-Series

                                                     Butts-McKinney TA 2714, hinges 4-1/2" x 4"

                                                     Latchset-Schlage Passage 06A

                                                     Door stop-Rockwood 406
                                                     Finish on all hardware is bright chrome


        C.        Frames                             Timely prefinished powder coat to match Frazee
                                                     #5434D Abstract

4.      FLOOR COVERING
           (Color to be specified on tenant finish plan)

        A.        Carpet                             Mohawk - 100% Zeftron Nylon 32 oz.
                  Quantity: 60% cut                  face weight, cut pile -
                  pile; 40% loop                     pattern "Barrister"; loop
                  construction                       construction - pattern "Associate"

                                                     Install cut pile over pad, install loop as glue down


        B.        Pad                                5/8" synthetic felt


        C.        Vinyl Composition                  Armstrong Excelon Tile, Imperial
                  Tile                               Texture, 1/8" gauge

        D.        Base                               Roppe 4" rubber base

5.      PAINT                                        Frazee Interior Latex Lo-Glow, apply 2 coats
                                                     minimum

6.      WALLCOVERING

                  Quantity: 30% of                   Vicrtex patterns Laurelton,
                                                     wall quantity
        Southport, Harvard Square or
                  provided under                     Ribarrow, 54" wide, Type 11,
                  Item 1                             flame spread 15

7.      WINDOW TREATMENT                             Louver Drape #1081 Warm Grey, 1" horizontal mini
                                                     blinds

8.      ACOUSTICAl CEILING

        A.        Ceiling Tile                       Conwed #323 pattern 2'O" x 2'O" Natural fissured
                                                     lay in system, color-white

        B.        Suspension System                  Donn DX exposed grid system or equal, color-matte
                                                     white pre-painted steel

                                                     System shall be designed for lateral forces
                                                     ((GP=0.2% wp (minimum) = 4 psf)) (Table 23).
                                                     The grid systems main tees and crossties shall be
                                                     able to withstand lateral forces and 100 pounds in
                                                     compression and tension. Hanger wires shall be
                                                     #12 gauge wire


9.      MECHANICAL

                  Quantity: average                  Watersource heat pumps as
                  of 1 thermostatically              manufactured by California Heat
                  controlled zone per                Pump
                  1,000 sq. ft.
                  (minimum of 2 zones                Low pressure distribution ductwork
                  per lease space)
                                                     Supply air register and return air grilles - metal
                                                     construction with perforated face, lay-in style

                                                     Thermostats on wall

                                                     Building "pre-zoned" in base building, allow for
                                                     engineering and drawing plans

                                                     Tenant space to connect to central fresh air system

                                                     Tenant temperature control system to be integrated
                                                     with building central control system

                                                     Tenant system shall have a manual override
                                                     and be capable of tabulating the hours that it is in use
                                                     separate from normal building hours

10.     ELECTRICAL

        A.        Service                            1-1 50 KVA transformer will be installed every third
                                                     floor

                                                     Each floor has a sub-panel with 277/480 and one
                                                     with 120/208


        B.        Lighting                           Lithonia 2GT440 2 x 4, fluorescent
                  Quantity: 12 per                   light fixture acrylic prismatic
                  1,000 sq. ft.

        lens, hinged door, conduit and hook-ups, includes deluxe cool white lamps


        C.        Light Switch                       20 amp specification grade, quiet
                  Assembly                           type switches, rated 120 and 277
                  Quantity: 4 per                    volts AC, ivory
                  1,000 sq. ft.

                                                     3-way and 4-way switches shall be same manufacturer
                                                     as single pole

                                                     Plates-ivory, smooth plastic, specification grade,
                                                     equal to Sierra P-Line


        D.        Electrical Wall                    15 amp, 2 pole, 3 wire grounding
                  Outlet                             type, specification grade, rate
                  Quantity 9 per                     125 volts, duplex, mounted
                  1,000 sq. ft.                      vertically

                                                     Ivory, smooth plastic, specification grade, equal to
                                                     Sierra P-line

                                                     Outlet height at 12" A.F.F. to bottom of rough-in
                                                     box


        E.        Telephone Wall Outlet              2" x 4" minimum box with single
                  Quantity: 5 per                    gang plaster ring and pull string,
                  1,000 sq. ft.                      cover plate with 3/8" bush hole

                                                     Ivory, smooth plastic, specification grade, equal to
                                                     Sierra P-line

        F.      Life Safety Speakers                 Simplex #2902 - 9734 flushmount,
                                                     install per code


11.     FIRE SPRINKLERS

                  Quantity: 8.5 heads                Sprinkler head shall be UL listed
                  per 1,000 sq. ft.                  and Factory Mutual approved,
                                                     manufactured by Viking or equal

                                                     Type shall be satin finish chrome plated pendant
                                                     semi-recessed heads on concealed piping in hung
                                                     ceiling areas

        UPGRADES

           FLOOR COVERINGS                           Carpet: Mohawk - 42 oz. Summation cut pile,
                                                     colors to match building standard.

           CEILING INSULATION                        6" sound attenuation batts, lay-over ceiling

                              PARK PLAZA BUILDING
                                   EXHIBIT D
                             RULES AND REGULATIONS



1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of Landlord. Landlord shall have the right to remove, at Tenant's expense and without notice any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by a person chosen by Landlord, using materials of Landlord's choice and in a style and format approved by Landlord.

2. Tenant must use Landlord's blinds in all exterior and atrium window offices. No awning or other projection shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors or windows which may appear unsightly from outside the Premises.

3. Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators or stairways of the Building. The halls, passages, exits, entrances, elevators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee of any tenant shall go up on the roof of the Building.

4. The directory of the Building will be provided exclusively for the display of the name and location of Tenants only, and Landlord reserves the right to exclude any other names therefrom.

5. All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord, and except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be employed by Tenant or permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises. Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant's property by the janitor or any other employee or any other person.

6. Landlord will furnish Tenant, free of charge, with one key to each door lock in the Premises. Landlord may make a reasonable charge for any additional keys. Tenant shall not make or have made additional keys, and Tenant shall not alter any lock or install a new additional lock or bolt on any door of its Premises. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

7. Access to the Building at times other than during Normal Business Hours will require use of a security access card, one of which will be issued by Landlord for each employee of Tenant for which Tenant requests such a security access card. Landlord shall impose for each such card a separate charge in the form of a refundable deposit, to be refunded by Landlord to Tenant upon Tenant's return of said card(s) to Landlord.

8. If Tenant requires telegraphic, telephonic, burglar alarm or similar services, it shall first obtain, and comply with, Landlord's instructions in their installation.

9. Any freight elevator shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord in its reasonable discretion shall deem appropriate. No equipment, materials, furniture, packages, supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord. Moving into and out of the Building shall occur on weekends only and shall be scheduled with the Building Manager.

10. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects, if such objects are considered necessary by Tenant, as determined by Landlord, shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight. Business machines and mechanical equipment belonging to Tenant, which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, on vibration eliminators or other devices sufficient to eliminate noise or vibration. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord will not be responsible for loss of, or damage to, any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

11. Tenant shall not use or keep in the Premises any kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, nor shall Tenant bring into or keep in or about the Premises any birds or animals.

12. Tenant shall not use any method of heating or air-conditioning other than that supplied by Landlord.

13. Tenant shall not waste electricity, water or air-conditioning and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air-conditioning and to comply with any governmental energy-saving rules, laws or regulations of which Tenant has actual notice, and shall refrain from attempting to adjust controls other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed, and shall close window coverings at the end of each business day.

14. Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 7 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified. Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such person. Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord reserves the right to prevent access to the Building in case of invasion, mob, riot, public excitement or other commotion by closing the doors or by other appropriate action.

15. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

16. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown herein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

17. Tenant shall not sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises. Tenant shall not make any room-to-room solicitation of business from other tenants in the Building. Tenant shall not use the Premises for any business or activity other than that specifically provided for in Tenant's Lease.

18. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building. Tenant shall not interfere with radio or television broadcasting or reception from or in the Building or elsewhere.

19. Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof, except to install normal wall hangings. Landlord reserves the right to direct electricians as to where and how telephone and telegraph wires are to be introduced to the Premises. Tenant shall not cut or bore holes for wires. Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord. Tenant shall repair any damage resulting from noncompliance with this rule.

20. Canvassing, soliciting and distribution of handbills or any other written material, and peddling in the Building are prohibited, and each tenant shall cooperate to prevent same.

21. Landlord reserves the right to exclude or expel from the Building any person who, in Landlord's judgment, is intoxicated or under the influence of liquor or drugs or who is in violation of any of the Rules and Regulations of the Building.

22. Tenant shall store all its trash and garbage within its Premises. Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal. All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord.

23. The Premises shall not be used for the storage of merchandise held for sale to the general public, or for lodging or for manufacturing of any kind, nor shall the Premises be used for any improper, immoral or objectionable purpose. No cooking shall be done or permitted by any tenant on the Premises, except that use by Tenant of Underwriters' Laboratory-approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, and the use of a microwave shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

24. Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. Tenant shall not bring any other vehicles of any kind into the Building.

25. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

26. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

27. Tenant assumes any and all responsibility for protecting its Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed.

28. The requirements of Tenant will be attended to only upon appropriate application to the office of the Building by an authorized individual. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

29. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building. Tenant shall not leave vehicles in the Building parking areas overnight nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four-wheeled trucks. Landlord may, in its sole discretion, designate separate areas for bicycles and motorcycles.

30. Landlord may waive any one or more of these Rules and Regulations for the benefit of Tenant or any other tenant, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of Tenant or any other tenant, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

31. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of premises in the Building.

32. Landlord reserves the right to make such other and reasonable Rules and Regulations as, in its judgment, may from time to time be needed for safety and security, for care and cleanliness of the Building and for the preservation of good order therein. Tenant agrees to abide by all such Rules and Regulations hereinabove stated and any additional rules and regulations which are adopted.

33. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant's employees, agents, clients, customers, invitees and guests.

                            COUNTY OF SAN DIEGO              For Office Use Only

                         DEPARTMENT OF HEALTH SERVICES

                    HAZARDOUS MATERIALS MANAGEMENT DIVISION     (619) 330-2222

                              BUILDING DEPARTMENT
                                 QUESTIONNAIRE


Businesses which handle, store, or dispose of hazardous substances will be required to provide a chemical inventory and a basic emergency response plan before a certificate of occupancy can be issued. This plan called a "Business Plan" will become a valuable tool aiding you, your employees, and emergency responders should an emergency occur at your business.

Certain hazardous substances called "Acutely Hazardous Materials" may require a more detailed emergency response plan known as a "Risk Management and Prevention Plan" (RMPP). If your business handles Acutely Hazardous Materials and will be located within 1,000 feet of the outer boundary of a school (K thru 12) you may be required to prepare an RHPP before a building permit can be issued.

A definition of hazardous substances and a list of Acutely Hazardous Materials are available at the Hazardous Materials Management Division (HMMD) or your local building department. To determine if your business needs to submit an emergency plan, please complete this questionnaire.

Business Name (DBA)               Contact Person            Telephone

Mailing Address                   city             State    Zip

Site Address                      City                      zip



         YES     NO

1.       ( )     ( )      Is your business type listed on the reverse side of
                          this form?
2.       ( )     ( )      Will your business dispose of Hazardous Substances or
                          Medical Wastes in any amount?
3.       ( )     ( )      Will your business store, or handle Hazardous
                          Substances in quantities equal to or greater than 55
                          gallons, 500 pounds or 200 cubic feet of compressed
                          gas?
4.       ( )     ( )      Will your business use an existing, or install an
                          underground storage tank?
5.       ( )     ( )      Will your business store, use or handle carcinogens,
                          reproductive toxins, or Acutely Hazardous Materials?
6.       ( )     ( )      Will your business be located within 1,000 feet from
                          the outer boundary, of a school and handle Acutely
                          Hazardous Materials?

If the answer to any of the above questions are YES, your business will need to prepare on emergency plan. Submit this questionnaire along with an application fee of $100.00 made payable to "COUNTY OF SAN DIEGO" to:

                          In person - 1255 Imperial Ave., 3rd floor, San Diego.
                                      CA 92101.
                          By mail   - P.O. Box 85261, San Diego, CA 92138-5261
                                      Attention: Business Plan Review
                                      (Questionnaires will not be accepted
                                      without an application fee.)

If all of the above questions are NO, return this questionnaire to your local building department.

________________________________________________________________________________
Briefly Describe the Nature of the Business Activity or Process

________________________________________________________________________________
Printed Name of Owner or Authorized Agent                  Title


________________________________________________________________________________
I declare under penalty of perjury that to the  Signature of Owner or BUILDING
best of my knowledge and belief the responses   Authorized Agent      INSPECTION
made herein are true and correct.                                     DEPT.
                                                                      PLAN FILE
                                                                      NUMBER

Date    ________                                               ______Init.______
________________________________________________________________________________
____________________________________________________
HMMD Use only:                                     STATUS:



   EXEMPT FROM HMMD         HMMD APPROVED FOR BUILDING   HMMD REQUIREMENTS HAVE
  PERMIT REQUIREMENTS      PERMIT OUT NOT FOR OCCUPANCY  BEEN MET FOR OCCUPANCY




   CONFIRMING STAMP         CONFIRMING STAMP               CONFIRMING STAMP

THESE STAMPS INDICATE ACCEPTANCE BY HAZARDOUS MATERIALS MANAGEMENT DIVISION
(HMMD) AND DO NOT DESIGNATE APPROVAL BY ANY OTHER AGENCY.





                                 EXHIBIT F